SUNCOKE ENERGY, INC. REPORTS SECOND QUARTER 2026 RESULTS

•Second quarter 2026 net income was $15.6 million, compared to $3.5 million in the prior year period; second quarter 2026 net income attributable to SXC was $13.1 million, or $0.15 per diluted share, compared to $1.9 million, or $0.02 per diluted share in the prior year period
•Consolidated Adjusted EBITDA(1) for the quarter was $69.6 million, compared to $43.6 million in the prior year period
•Declared a cash dividend of $0.12 per share, representing the Company’s 28th consecutive quarterly dividend, payable on September 2, 2026
•Middletown turbine resumed operations and power generation
•Increasing full-year 2026 Consolidated Adjusted EBITDA(1) guidance range to $250 million - $265 million

LISLE, Ill. (July 30, 2026) - SunCoke Energy, Inc. (NYSE: SXC) today reported results for the second quarter 2026, reflecting strong operational and financial performance.

"Our second quarter results reflect very strong operating performance from our Industrial Services and Domestic Coke businesses," said Katherine Gates, President and Chief Executive Officer of SunCoke Energy, Inc. "Industrial Services had its best quarter to date for Adjusted EBITDA since the acquisition of Phoenix, while our Domestic Coke segment benefited from favorable coal-to-coke yields due to improved operating conditions. Additionally, we successfully returned the Middletown turbine to service in May." Gates continued, "We expect this strong performance to continue, and with solid outlooks for both business segments throughout the second half of the year, we are increasing our full-year 2026 Consolidated Adjusted EBITDA guidance range to $250 million to $265 million."

(1)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.

SECOND QUARTER CONSOLIDATED RESULTS

	Three Months Ended June 30,
(Dollars in millions)	2026	2025	Increase (decrease)
Revenues	$475.3	$434.1	$41.2
Net income attributable to SXC	$13.1	$1.9	$11.2
Adjusted EBITDA(1)	$69.6	$43.6	$26.0
(1)See definition of Adjusted EBITDA and reconciliation to United States generally accepted accounting principles (“GAAP”) elsewhere in this release.

Revenues in the second quarter of 2026 increased $41.2 million as compared to the same prior year period, primarily driven by the addition of Phoenix, partially offset by lower blast coke sales volumes due to the shutdown of our Haverhill I cokemaking facility, the pass-through of lower coal prices on our long-term, take-or-pay agreements, and lower energy sales due to the Middletown cokemaking facility turbine failure.

Net income attributable to SXC increased $11.2 million as compared to the same prior year period, primarily driven by the inclusion of Phoenix results and higher terminals handling volumes.

Adjusted EBITDA increased $26.0 million as compared to the same prior year period, primarily driven by the inclusion of Phoenix, higher terminals handling volumes due to improved market conditions, and favorable coal-to-coke yields due to improved operating conditions, partially offset by lower coke sales volumes due to the shutdown of our Haverhill I cokemaking facility.

SECOND QUARTER SEGMENT RESULTS

Domestic Coke
Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill II, Granite City and Middletown plants.

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2026	2025	Increase (decrease)
Revenues	$367.5	$410.4	$(42.9)
Adjusted EBITDA(1)	$42.5	$40.5	$2.0
Sales volumes (thousands of tons)	878	943	(65)
Adjusted EBITDA per ton(2)	$48.41	$42.95	$5.46
(1)See definition of Adjusted EBITDA elsewhere in this release.
(2)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues in the second quarter of 2026 decreased $42.9 million as compared to the same prior year period, primarily driven by lower blast coke sales volumes due to the shutdown of our Haverhill I cokemaking facility, the pass-through of lower coal prices on our long-term, take-or-pay agreements, and lower energy sales due to the Middletown cokemaking facility turbine failure.

Adjusted EBITDA in the second quarter of 2026 increased $2.0 million as compared to the same prior year period, primarily driven by favorable coal-to-coke yields due to improved operating conditions, partially offset by lower blast coke sales volumes due to the shutdown of our Haverhill I cokemaking facility.

Industrial Services
Industrial Services consists of the handling and mixing services of coal and other aggregates at our logistics terminals, including Convent Marine Terminal ("CMT"), Lake Terminal, and Kanawha River Terminals (“KRT”), and fifteen molten slag removal, handling, and processing operating sites in four countries.

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2026	2025	Increase (decrease)
Revenues	$98.4	$15.1	$83.3
Intersegment sales	$5.8	$5.9	$(0.1)
Adjusted EBITDA(1)	$34.4	$7.7	$26.7
Terminals handling volumes (thousands of tons)(2)	6,672	4,746	1,926
Steel customer volumes serviced (thousands of tons)(3)	5,763	—	5,763
(1)See definition of Adjusted EBITDA elsewhere in this release.
(2)Reflects inbound tons handled during the period.
(3)Reflects volumes serviced in the form of slag handling, metal recovery, scrap preparation, and other mill services.

Revenues and Adjusted EBITDA increased in the second quarter of 2026 by $83.3 million and $26.7 million, respectively, as compared to the same prior year period, primarily driven by the addition of Phoenix results and higher terminals handling volumes.

Corporate and Other
Corporate expenses that can be identified with a segment have been included in determining segment results. The remainder is included in Corporate and Other, which is not a reportable segment, but which also includes licensing and operating fees payable to us under long-term contracts with ArcelorMittal Brazil as well as the expenses related to those operations and activity from our legacy coal mining business.

Corporate and Other Adjusted EBITDA, which includes results from our legacy coal mining business and Brazil cokemaking business, was an expense of $7.3 million during the second quarter of 2026, compared to an expense of $4.6 million during the second quarter of 2025, primarily driven by higher employee related costs.

2026 REVISED OUTLOOK
Our 2026 revised guidance is as follows:
•Domestic coke total sales are expected to be approximately 3.4 million tons(1)
•Consolidated Net Income is expected to be between $23 million and $42 million
•Consolidated Adjusted EBITDA is expected to be between $250 million and $265 million
•Capital expenditures are projected to be between $90 million and $100 million
•Operating cash flow is estimated to be between $240 million and $260 million
•Net cash tax receipts are projected to be between $8 million and $12 million

Disclaimer: The Company's 2026 outlook and guidance are based on the Company's current estimates and assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these estimates and assumptions, the Company's expectations may change. There can be no assurances that SunCoke will achieve the results expressed by this outlook and guidance.
(1) The production of foundry coke does not replace blast furnace coke on a ton for ton basis, resulting in a difference between guidance of ~3,400Kt coke sales (inclusive of foundry and blast) versus the stated Domestic Coke blast furnace equivalent capacity of ~3,690Kt

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 11:00 am ET (10:00 a.m. CT) today. The conference call will be webcast live at https://app.webinar.net/bYkw7yWOJmd and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-800-715-9871 in the U.S. or 1-646-307-1963 if outside the U.S., conference ID 5888042.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our industrial services business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers, as well as mission-critical services to leading steel producers globally. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. Additional industrial services include the removal, handling, and processing of molten slag at customer sites, as well as preparation and transportation of metal scraps, raw materials, and finished products. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts, sustainability reports, and SunCoke's website at https://www.suncoke.com/en/investors/overview. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings, sustainability reports, and public conference calls and webcasts.

NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP measures, this press release contains certain non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Additionally, other companies may calculate non-GAAP metrics differently than we do, thereby limiting their usefulness as a comparative measure. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures, including revenues and net income. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release.

DEFINITIONS
•Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt, gains or losses on foreign currency derivative instruments assumed as part of the acquisition of Phoenix Global, site closure costs and/or transaction costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under U.S. GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with U.S. GAAP, and they should not be considered a substitute for net income, or any other measure of financial performance presented in accordance with U.S. GAAP. Additionally, other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release or during the related conference call that are not statements of historical fact, including those concerning possible or assumed future results of operations, our 2026 guidance and outlook, our expectation to continue a quarterly dividend, descriptions of our business plans and strategies, and other statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our present beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC).

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the SEC cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release and related conference call, see SunCoke's SEC filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release and related conference call are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release and related conference call also could have material adverse effects on forward-looking statements.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law.

SunCoke Energy, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$475.3	$434.1	$930.4	$870.1
Costs and operating expenses
Cost of products sold and operating expenses	374.9	375.1	750.4	737.4
Selling, general and administrative expenses	31.5	20.6	61.8	35.3
Depreciation and amortization expense	39.9	28.6	84.8	57.4
Total costs and operating expenses	446.3	424.3	897.0	830.1
Operating income	29.0	9.8	33.4	40.0
Interest expense, net	8.5	5.4	17.2	10.6
Income before income tax expense	20.5	4.4	16.2	29.4
Income tax expense	4.9	0.9	4.0	6.5
Net income	15.6	3.5	12.2	22.9
Less: Net income attributable to noncontrolling interests	2.5	1.6	3.5	3.7
Net income attributable to SunCoke Energy, Inc.	$13.1	$1.9	$8.7	$19.2
Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$0.15	$0.02	$0.10	$0.22
Diluted	$0.15	$0.02	$0.10	$0.22
Weighted average number of common shares outstanding:
Basic	85.7	85.5	85.6	85.5
Diluted	85.8	85.6	85.8	85.6

SunCoke Energy, Inc.
Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$42.7	$88.7
Receivables (net of allowances of $0.2 million and $11.1 million at June 30, 2026 and December 31, 2025, respectively)	209.3	111.5
Inventories	186.1	219.9
Income tax receivable	11.5	24.1
Other current assets	23.5	18.8
Total current assets	473.1	463.0
Properties, plants and equipment (net of accumulated depreciation of $1,574.0 million and $1,497.4 million at June 30, 2026 and December 31, 2025, respectively)	1,148.8	1,202.7
Goodwill	55.3	55.6
Intangible assets, net	42.4	44.0
Deferred charges and other assets	23.6	24.6
Total assets	$1,743.2	$1,789.9
Liabilities and Equity
Accounts payable	$140.5	$157.3
Accrued liabilities	69.5	60.8
Interest payable	—	1.4
Total current liabilities	210.0	219.5
Long-term debt	653.9	685.5
Accrual for black lung benefits	12.0	11.7
Retirement benefit liabilities	7.0	7.3
Deferred income taxes	196.8	190.3
Asset retirement obligations	18.8	18.1
Long-term financing lease liability	2.5	2.6
Other deferred credits and liabilities	28.7	28.8
Total liabilities	1,129.7	1,163.8
Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 100,279,332 and 100,069,991 shares at June 30, 2026 and December 31, 2025, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both June 30, 2026 and December 31, 2025	(184.0)	(184.0)
Additional paid-in capital	734.2	732.2
Accumulated other comprehensive loss	(5.9)	(4.2)
Retained earnings	40.3	52.3
Total SunCoke Energy, Inc. stockholders’ equity	585.6	597.3
Noncontrolling interest	27.9	28.8
Total equity	613.5	626.1
Total liabilities and equity	$1,743.2	$1,789.9

SunCoke Energy, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2026	2025

	(Dollars in millions)
Cash Flows from Operating Activities
Net income	$12.2	$22.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	84.8	57.4
Deferred income tax expense (benefit)	6.3	(2.5)
Share-based compensation expense	3.1	1.8
Changes in working capital pertaining to operating activities:
Receivables, net	(97.0)	23.2
Inventories	32.7	(34.4)
Accounts payable	(12.5)	(14.8)
Accrued liabilities	13.3	(4.2)
Interest payable	(1.4)	—
Income taxes	13.1	(1.1)
Other operating activities	(9.1)	(5.0)
Net cash provided by operating activities	45.5	43.3
Cash Flows from Investing Activities
Capital expenditures	(32.9)	(17.5)
Acquisition of Phoenix Global, net of cash acquired	1.8	—
Other investing activities	1.5	0.3
Net cash used in investing activities	(29.6)	(17.2)
Cash Flows from Financing Activities
Proceeds from revolving facility	185.5	—
Repayment of revolving facility	(218.0)	—
Dividends paid	(20.9)	(21.1)
Cash distribution to noncontrolling interests	(4.4)	(5.2)
Repayment of finance lease liabilities	(3.0)	(0.2)
Other financing activities	(1.1)	(3.0)
Net cash used in financing activities	(61.9)	(29.5)
Net decrease in cash and cash equivalents	(46.0)	(3.4)
Cash and cash equivalents at beginning of period	88.7	189.6
Cash and cash equivalents at end of period	$42.7	$186.2
Supplemental Disclosure of Cash Flow Information
Interest paid	$19.3	$12.2
Income taxes paid, net of refunds of $18.7 million and $5.0 million, respectively	$(15.4)	$10.1

SunCoke Energy, Inc.
Segment Financial and Operating Data

The following tables set forth financial and operating data for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(Dollars in millions, except per ton amounts)
Sales and Other Operating Revenues:
Domestic Coke	$367.5	$410.4	$729.2	$816.2
Industrial Services	98.4	15.1	183.8	37.5
Industrial Services intersegment sales	5.8	5.9	11.3	11.5
Elimination of intersegment sales	(5.8)	(5.9)	(11.3)	(11.5)
Total sales and other operating revenue reportable segments	$465.9	$425.5	$913.0	$853.7
Corporate and Other, net(1)	9.4	8.6	17.4	16.4
Total sales and other operating revenue	$475.3	$434.1	$930.4	$870.1
Adjusted EBITDA:
Domestic Coke	$42.5	$40.5	$77.8	$90.4
Industrial Services	34.4	7.7	60.6	21.4
Total Adjusted EBITDA reportable segments	76.9	48.2	138.4	111.8
Corporate and Other, net(1)	(7.3)	(4.6)	(12.3)	(8.4)
Total Adjusted EBITDA(2)	$69.6	$43.6	$126.1	$103.4
Domestic Coke Operating Data:
Domestic Coke capacity utilization(3)	100%	95%	97%	93%
Domestic Coke production volumes (thousands of tons)	864	947	1,670	1,852
Domestic Coke sales volumes (thousands of tons)	878	943	1,720	1,841
Domestic Coke Adjusted EBITDA per ton(4)	$48.41	$42.95	$45.23	$49.10
Industrial Services Operating Data:
Terminals handling volumes (thousands of tons)	6,672	4,746	12,316	10,470
Steel customer volumes serviced (thousands of tons)	5,763	—	11,326	—
(1)Corporate and Other, net is not a reportable segment.
(2)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(3)The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.
(4)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Net Income to Consolidated Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Dollars in millions)
Net income	$15.6	$3.5	$12.2	$22.9
Add:
Depreciation and amortization expense	39.9	28.6	84.8	57.4
Interest expense, net	8.5	5.4	17.2	10.6
Income tax expense	4.9	0.9	4.0	6.5
Loss on derivative forward contracts	—	—	0.3	—
Restructuring costs(1)	0.3	—	0.6	—
Transaction costs(2)	—	5.2	0.2	6.0
Site closure costs(3)	0.4	—	6.8	—
Adjusted EBITDA	$69.6	$43.6	$126.1	$103.4
(1)Restructuring costs include severance and other related charges primarily associated with the acquisition of Phoenix Global.
(2)Reflects costs incurred related to the acquisition of Phoenix Global.
(3)Reflects costs incurred associated with the shutdown of our Haverhill I cokemaking facility and the closure of certain Phoenix Global operating sites.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Estimated 2026 Net Income
to Estimated 2026 Consolidated Adjusted EBITDA

	2026
	Low	High
	(Dollars in millions)
Net income	$23	$42
Add:
Depreciation and amortization expense	172	170
Interest expense, net	34	32
Income tax expense	8	10
Loss on derivative forward contracts	1	1
Restructuring costs(1)	1	1
Transaction costs(2)	1	1
Site closure costs(3)	$10	$8
Adjusted EBITDA	$250	$265
(1)Restructuring costs include severance and other related charges primarily associated with the acquisition of Phoenix Global.
(2)Reflects costs incurred related to the acquisition of Phoenix Global.
(3)Reflects costs incurred associated with the shutdown of our Haverhill I cokemaking facility and the closure of certain Phoenix Global operating sites.

Investor/Media Inquiries:
Sharon Doyle
Manager, Investor Relations
(630) 824-1907